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                                                      EXHIBIT 4.2


COMMON                                                NO PAR VALUE
STOCK

                                       |
                                       |
INCORPORATED UNDER THE LAWS    Private | Business     SEE REVERSE FOR
OF THE STATE OF TENNESSEE              |   Inc.       CERTAIN DEFINITIONS
                                       |              CUSIP 74267D 104




FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, NO PAR VALUE PER SHARE, OF


PRIVATE BUSINESS, INC., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.


Witness the seal of the Company and                              the facsimile
signatures of the duly authorized officers.


Dated


COUNTERSIGNED AND REGISTERED:

           SUNTRUST BANK
             (ATLANTA)                                      PRESIDENT


                      TRANSFER AGENT
BY                    AND REGISTRAR


           ???
                      AUTHORIZED
                       SIGNATURE                            SECRETARY


[SEAL]
                                 |
                                 |
                         Private | Business
                                 |   Inc.
                                 |


This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Charter and Bylaws of the Corporation is now or hereafter amended. The Corporation is authorized to issue more than one class of stock and more than one series of any class of stock. The Corporation will furnish without charge to each Stockholder who so requests and without charge, a full statement of designations, preferences and relative rights of the shares of each class authorized to be issued, and the variations in the relative rights and preferences between the shares of each such series so far as the name have been fixed and determined and the authority of the Board to fix and determine the relative right and preferences of subsequent series. Such requests shall be made to the Transfer Agent or the Corporation at its principal office.